                                                                 Exhibit (h)(24)

                                     FORM OF
                         AMENDED AND RESTATED SCHEDULE A
                       TO THE CO-ADMINISTRATION AGREEMENT
                                 BY AND BETWEEN
                                 NORTHERN FUNDS,
                         THE NORTHERN TRUST COMPANY AND
                                    PFPC INC.
                               DATED JULY 31, 2000

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios as of ____________:

Money Market Fund
U.S. Government Money Market Fund
Municipal Money Market Fund
U.S. Government Select Money Market Fund
California Municipal Money Market Fund
U.S. Government Fund
Fixed Income Fund
Intermediate Tax-Exempt Fund
Tax-Exempt Fund
Income Equity Fund
Growth Equity Fund
Select Equity Fund
Small Cap Value Fund
Technology Fund
Stock Index Fund
Florida Intermediate Tax-Exempt Fund
Short-Intermediate U.S. Government Fund
California Intermediate Tax-Exempt Fund
Arizona Tax-Exempt Fund
California Tax-Exempt Fund
Small Cap Index Fund
Mid Cap Growth Fund
High Yield Municipal Fund
High Yield Fixed Income Fund
Global Fixed Income Fund
Tax-Exempt Money Market Fund
Small Cap Growth Fund
Large Cap Value Fund
International Growth Equity Fund
Growth Opportunities Fund
Value Fund
International Equity Index Fund
Mid Cap Index Fund

All signatures need not appear on the same copy of this Amended and Restated Schedule A.

NORTHERN FUNDS                          THE NORTHERN TRUST
                                        COMPANY

By:    ___________________________      By:    _________________________________
Title: ___________________________      Title: _________________________________

PFPC INC.

By:    ___________________________
Title: ___________________________